UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 07, 2023

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2023 Peter A. Lesser, Director, notified the Company that he has decided to step down from the Board as of the Annual Meeting of Shareholders to be held on July 20, 2023. The Company announced Mr. Lesser’s decision on May 8, 2023 noting that Mr. Lesser has served the Company as a director for more than two decades and is stepping down to spend more time with his family.

Item 8.01 Other Events.

On May 8, 2023, the Company issued a press release announcing that Steve Downing would be a nominee for election as director at the Company’s Annual Meeting of Shareholders currently scheduled for July 20, 2023. Mr. Peter Lesser will not be standing for re-election at the Annual Shareholders meeting, having served as a Director for several decades. A copy of the Press Release is annexed hereto as Exhibit 99.1.

The information furnished under Item 8.01, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 8, 2023 relating to VOXX International Corporation's nominees for Directors at the Annual Meeting of Shareholders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	May 10, 2023	By:	/s/ Charles M. Stoehr
Charles M. Stoehr Senior Vice President Chief FInancial Officer